UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Build-A-Bear Workshop, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On November 21, 2022, Build-A-Bear Workshop, Inc. (the “Company”), as borrowing agent; Build-A-Bear Retail Management, Inc., together with the Company, as borrowers (collectively, the “Borrowers”); and Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Card Services, LLC and Build-A-Bear Workshop Canada, Ltd. (collectively, the “Guarantors”); entered into a Second Amendment to Revolving Credit and Security Agreement (the “Second Amendment”) with the lenders party thereto (the “Lenders”); and PNC Bank, National Association, as agent for Lenders (in such capacity, “Agent”). The Second Amendment amended the Revolving Credit and Security Agreement, dated as of August 25, 2020 (the “Original Credit Agreement”), as amended by the First Amendment, dated as of December 17, 2021 (the “First Amendment”, and together with the Original Credit Agreement and the Second Amendment, the “Credit Agreement”), among the Company, the Borrowers, the Guarantors, the Lenders, and the Agent. All capitalized terms used in this Item 1.01 and not otherwise defined in this Item 1.01 shall have the meanings given in the Credit Agreement.

In light of the upcoming cessation of LIBOR, the Second Amendment (i) changed the interest calculation from a LIBOR based reference rate to secured overnight financing rate (“SOFR”) based reference rate, (ii) updated the mechanics to use a future reference rate in the event that SOFR is no longer available, (iii) updated various provisions regarding compliance with sanctions and anti-money laundering laws, and (iv) implemented certain other technical amendments.

As a result, any borrowings under the Credit Agreement will bear interest by reference to, at the Borrower’s option, either (a) a base rate determined under the Credit Agreement, or (b) at a rate based on SOFR, plus in either case a margin based on average undrawn availability as determined in accordance with the Credit Agreement, as such rates and floor were reduced by the First Amendment.

At the closing date of the Second Amendment, the Borrowers had a $500,000 letter of credit issued and no outstanding indebtedness under the Credit Agreement and the Company is currently in compliance with the Credit Agreement covenants.

Relationship to PNC

The Company has or may have had customary banking relationships with PNC based on the provision of a variety of financial services, including lending, commercial banking and other advisory services.

The foregoing description of the Second Amendment is only a summary of material terms and conditions of such document and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In addition, the Company has previously filed (i) the Original Credit Agreement as Exhibit 10.1 to its Current Report on Form 8-K, filed on August 31, 2020 and (ii) the First Amendment as Exhibit 10.1 to its Current Report on Form 8-K, filed on December 22, 2021.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1
Second Amendment to Revolving Credit and Security Agreement dated as of November 21, 2022 among the Company and Build-A-Bear Retail Management, Inc., as borrowers; Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Card Services LLC and Build-A-Bear Workshop Canada, Ltd., as guarantors; the lenders party thereto; and PNC Bank, National Association, as agent for lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: November 23, 2022	By:	/s/ Voin Todorovic
	Name:	Voin Todorovic
	Title:	Chief Financial Officer

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